UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

VIRTUS CONVERTIBLE & INCOME FUND

VIRTUS CONVERTIBLE & INCOME FUND II

VIRTUS CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

VIRTUS CONVERTIBLE & INCOME FUND

VIRTUS CONVERTIBLE & INCOME FUND II

VIRTUS CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

August 18, 2022

DEAR FELLOW SHAREHOLDER:

As a shareholder in one or more of Virtus Closed End Funds (the “Funds”), you recently received a proxy communication via email or a proxy statement and proxy card(s) in the mail in connection with the Joint Special Meeting of Shareholders of the Funds to be held on September 27, 2022.

The Meeting relates to a new subadvisory agreement for each fund with Virtus Investment Advisors, Inc. (“Virtus”) and Voya Investment Management Co. (“Voya”). Shareholders are being asked to consider and approve a new subadvisory agreement that would engage Voya as each fund’s subadviser which will ensure your funds will be managed by the same management teams.

After careful consideration. Your Board of Trustees unanimously recommends that shareholders vote FOR the subadviser proposal. It is important that you take the opportunity to vote your shares. Please take a moment to sign, date and mail the enclosed proxy card(s) in the prepaid envelope or follow the instructions below to vote by internet or telephone.

How does the proposal affect my investment?

If the proposal is approved, it will ensure continuity in connection with who manages your investment(s). It is important for you to know that:

•	Your investment(s) will not change, and fee rates will remain the same.
•	You will own the same fund(s) and value of your investment(s) will remain the same.
•	Your Fund(s’) Investment Teams will continue to manage your investment with the same strategies and policies.
•	Virtus will remain the Investment Advisor to your Fund(s).

The Funds have a unique shareholder base of retail shareholders, who own a supermajority of each fund. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please see voting options below:

Vote by Phone by calling 1-833-288-9331 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.
Vote by Mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope.

Please see reverse side

Lastly, we have retained Di Costa Partners (“DCP”) to assist us with the proxy solicitation process. You may receive a call from a DCP representative who can take your vote over the phone. You can call (833) 288-9331 if you have any questions regarding the proxy.

Thank you in advance for your vote,

George R. Aylward

President and Chief Executive Officer, Virtus Closed-End Funds